ARTICLES OF AMENDMENT

OF

JUPITER GOLD CORPORATION

Reg. No. 85319

REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

DUPLICATE COPY

The original of this Document was filed in
accordance with Section 5 of the
Business Corporations Act on

NON RESIDENT

December 20, 2024

Mariam Drame
Deputy Registrar

**ARTICLES OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
JUPITER GOLD CORPORATION
UNDER SECTION 90 OF THE BUSINESS CORPORATIONS ACT**

The undersigned, Marc Fogassa, Chairman and Chief Executive Officer of Jupiter Gold Corporation, a corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of amending the Articles of Incorporation of said Corporation hereby certify:

1. The name of the Corporation is: Jupiter Gold Corporation.

2. The Articles of Incorporation were filed with the Registrar of Corporations as of the 27th day of July, 2016.

3. Section 1 of the Articles of Incorporation is hereby amended as follows:

Section 1 – Name

The name of the corporation shall be **ATLAS CRITICAL MINERALS CORPORATION** (the "Corporation").

4. The amendment to the Articles of Incorporation was authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on this 20th day of December, 2024.

Marc Fogassa, Chairman and
Chief Executive Officer

REPUBLIC OF THE MARSHALL ISLANDS
OFFICE OF THE REGISTRAR OF CORPORATIONS

CERTIFICATE OF INCORPORATION

I HEREBY CERTIFY that

ATLAS CRITICAL MINERALS CORPORATION
Reg. No. 85319

formerly known as

JUPITER GOLD CORPORATION
Reg. No. 85319

is duly incorporated and has filed articles of incorporation under the provisions of the Marshall Islands Business Corporations Act on

July 27, 2016

WITNESS my hand and the official seal of the Registry on **December 20, 2024**.

Mariam Drame
Deputy Registrar